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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-74258, 333-74264, 333-59372, 333-92337, 333-85107, 333-80501,
and 333-26015) of Verso Technologies, Inc. of our report dated June 13, 2003 with respect to the consolidated financial statements of Clarent Corporation as of December 31, 2001 and 2000 and for each of the three years in the period ended December 31, 2001, included in the Current Report on Form 8-K/A of Verso Technologies, Inc. dated June 30, 2003 to be filed with the Securities and Exchange Commission.



                                                       /s/ ERNST & YOUNG, LLP




San Jose, California
June 30, 2003